EXHIBIT 4.01(b)

COMMON STOCK

CCOM GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEW YORK

CUSIP 12504V 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES, OF THE PAR VALUE OF FIVE CENTS ($.05) EACH, OF COMMON STOCK OF

CCOM GROUP, INC.

CERTIFICATE OF STOCK

transferable on the books of the Corporation by said owner in person or by his duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all of the provisions of the Certificate of Incorporation, as amended, of the Corporation (a copy of which is on file at the office of the Corporation) to all of which the holder of this certificate, by acceptance hereof, assents.

This certificate shall not be valid until countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

CCOM GROUP, INC. CORPORATE SEAL 1964 NEW YORK

CHAIRMAN OF THE BOARD

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(Brooklyn, New York)
TRANSFER AGENT AND REGISTRAR

By

AUTHORIZED SIGNATURE

© SECURITY-COLUMBIAN UNITED STATES BANKNOTE COMPANY 1960

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
HOLLY GRONER 931-490-7660

AUGUST 7, 2012
CCOM GROUP, INC.
WO-5750 LOT 1 FACE
Operator: dks/mr
REV.1

COLORS SELECTED FOR PRINTING: Intaglio prints in SC-3 Dark Green.

NOTE: TEXT RECEIVED BY MODEM OR E-MAIL IS NOT PROOFREAD WORD FOR WORD.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, this proof process is different from offset printing. It is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

CCOM GROUP, INC.

CCOM Group, Inc., upon request to it or to the Transfer Agent named in this Certificate, will furnish to any shareholder without charge a full statement of the designation, relative rights, preferences and limitations of the shares of each class authorized to be issued and, so far as the same have been fixed, of each series of each class of preferred shares authorized to be issued in series. The Board of Directors is authorized, from time to time before issuance, to designate and fix the relative rights, preferences and limitations of other series of said preferred shares.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	– as tenants in common	UNIF GIFT MIN ACT –		Custodian
TEN ENT	– as tenants by the entireties		(Cust)		(Minor)
JT TEN	– as joint tenants, with right		under Uniform Gifts to Minors
of survivorship and not as tenants	Act
in common		(State)

Additional abbreviations may also be used though not in the above list.

For value received,	hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE)

Shares
of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney
to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated

X
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate in every particular, without alteration or enlargement, or any change whatever.

THIS SPACE MUST NOT BE COVERED IN ANY WAY

AMERICAN BANK NOTE COMPANY
711 ARMSTRONG LANE	JULY 30, 2012
COLUMBIA, TENNESSEE 38401	CCOM GROUP, INC.
(931) 388-3003	WO-5750 LOT 1 BACK
HOLLY GRONER 931-490-7660	Operator: dks
NEW

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